Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Randall A. Lipps, the Chief Executive Officer of Omnicell, Inc. (the “Company”) and Dennis P. Wolf, the Chief Financial Officer of  the Company, each hereby certifies that, to his knowledge:

1.    The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and the results of operations of the Company for the periods covered by the Periodic Report.

This certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the undersigned have set their hands hereto as of the 14th day of November, 2003.

/s/ Randall A. Lipps	/s/ Dennis P. Wolf
Randall A. Lipps	Dennis P. Wolf
Chairman, President and Chief Executive Officer	Executive Vice President of Operations, Finance and Administration and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Omnicell, Inc. and will be retained by Omnicell, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.